EXHIBIT 10.2

MANAGEMENT AGREEMENT FOR FORZA X1

THIS MANAGEMENT AGREEMENT (this “Agreement”) is executed effective as of October 1, 2021 (the “Commencement Date”), by and between Forza X1, Inc. a Delaware corporation (“Company”), and Twin Vee PowerCats Co., a Delaware corporation (“Manager”).

BACKGROUND

Company is designing and developing electric powered boats for recreational use. Company is currently working toward an initial public offering. Company desires to obtain the benefits of Manager’s experience in taking a company public on the Nasdaq and managing its affairs.

Manager went public (NASDAQ: VEEE) in July 2021 and has recent experience in the process. Manager wishes to provide guidance and support as well as perform certain services on behalf of Company for a fee.

Manager is willing to perform such services with regard to the management, operation, maintenance and servicing of the Property and such obligations of Company relating thereto.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the terms, covenants and conditions contained in this Agreement, Company and Manager hereby agree as follows:

1)                   TERM: The “Term” of this Agreement shall commence on October 1, 2021 for a period of one year, with the option of extending it for an additional term.

2)                   MANAGER’S SERVICES: Company engages Manager to provide the following services as needed:

a.	Human Resources: Provide HR coverage and consultation for Company.
b.	Accounting Services: Provide accounting and accounts payable services on behalf of Company.
c.	Investor Relations: Work with and talk with investors about Twin Vee Electric division and the creation of the Forza brand. Additionally, speak with investors when the IPO is submitted.
d.	Shareholder Relations: Maintain and update shareholder records as necessary and work with shareholders as required.
e.	Consultation during Initial Public Offering Process: Work with and assist auditors, attorneys, investment bankers, and other entities to provide Company with best chance for a successful initial public offering.
f.	Company and Asset Review: Review assets owned or operated by Company as well as and other subsidiary companies and sell or wind down as needed to provide a stronger financial foundation for Company.

3)                   MANAGEMENT FEE: In exchange for the services provided for in Paragraph 2, as well as executive fees, human resources, accounts payable and accounting, Company shall provide Manager $5,000 a month. Payment shall be due to Manager by the fifth of each month.

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4)                   GOVERNING LAW. This Agreement will be governed by and interpreted and construed in accordance with the laws of the State of Florida, excluding principles of conflicts of law. Any legal action between the parties under or relating to this Agreement shall be brought only in St. Lucie County Circuit Court or the United States District Court for the Southern District of Florida and the parties each hereby irrevocably submit to their jurisdiction and waive any objection to jurisdiction or venue in those Florida courts. The parties hereby irrevocably waive any right to a trial by jury and agree that any litigated dispute shall be resolved in a nonjury trial. Each party shall be responsible for its own attorney’s fees and other costs and expenses associated with the litigation.

5)                   BINDING EFFECT. The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the parties hereto.

6)                   ENTIRE AGREEMENT. This Agreement supersedes all other agreements of any nature and contains the entire agreement between the parties with respect to its subject matter. There are no other agreements, understandings, representations or warranties between the parties relating to the subject matter of this Agreement. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding all prior agreements or undertakings, oral or written.

7)                   MODIFICATION. The parties hereby agree that this document contains the entire agreement between the parties and this Agreement shall not be modified, changed, altered or amended in any way except through a written amendment signed by all of the parties hereto.

8)                   NOTICE. Any notice required or permitted under this Agreement or under state law shall be delivered to Company and to Manager at the following addresses:

Company:	Forza X1, Inc.
3101 US Highway 1
Ft. Pierce, FL 34982
joseph@twinvee.com

Manager:	Twin Vee PowerCats Co.
3101 US Highway 1
Ft. Pierce, FL 34982
carrie@twinvee.com

9)                 SEVERABILITY. If any provision of this Agreement is declared invalid by any tribunal exercising competent jurisdiction, then such provision shall be deemed automatically adjusted to conform to the requirements for validity as declared at such time, and, as so adjusted, shall be deemed a provision of this Agreement as though originally included herein. In the event that the provision invalidated is of such a nature that it cannot be so adjusted, the provision shall be deemed deleted from this Agreement as though the provision had never been entered into. In either case, the remaining provisions of this Agreement shall remain in full force and effect.

10)               AUTHORIZATION AND BINDING OBLIGATION: Both parties have the requisite power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed and constitutes the legal, valid and binding obligations of the parties.

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IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have executed and delivered this Agreement as of the date first written above

COMPANY		MANAGER:
FORZA X1, INC.		TWIN VEE POWERCATS CO.

Signed:	/s/ Joseph Visconti	Signed:	/s/ Carrie Gunnerson
	Joseph Visconti		Carrie Gunnerson
Its:	Chairman and CEO	Its:	Chief Financial Officer

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